UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2015

CORNING INCORPORATED

(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Riverfront Plaza

Corning, New York 14831

(Address of principal executive offices) (Zip Code)

(607) 974-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Assignment Agreement

As previously announced, on October 22, 2013, Corning Incorporated (the “Company”), Corning Hungary Data Services Limited Liability Company (“CHDS”), Corning Japan K.K. (as the successor to Corning Holding Japan G.K., “Corning Japan”), and Corning Luxembourg S.àr.l., (“Corning Buyer”), entered into a Framework Agreement (the “Framework Agreement”) with Samsung Display Co., Ltd. (“SDC”), providing for a series of transactions following the consummation of which Corning Buyer acquired SDC’s interests in Samsung Corning Precision Materials Co., Ltd. (“SCP”). SCP and Samsung Corning Advanced Glass LLC (“SCG”) also became parties to the Framework Agreement in December 2013 via joinder. Following the acquisition by Corning Buyer, SCP was renamed Corning Precision Materials Co., Ltd. (“CPM”). The Framework Agreement provided for potential payments to be made between the parties in 2018: one based on certain measures of the revenues generated by the business of CPM, subject to a cap of $665 million (the “Commercial Projection Indemnities”); and another based on the volumes of certain sales, subject to a separate cap of $100 million (the “Volume Price Indemnity”).

In connection with a number of other commercial agreements, on December 29, 2015 the Company, SDC, CPM, Corning Buyer, CHDS, Corning Japan, and SCG entered into an Assignment Agreement (the “Assignment Agreement”), pursuant to which SDC assigned to CPM, and CPM assumed from SDC: a) any obligation of SDC to pay any amounts in excess of $300 million to Corning Buyer, under the Commercial Projection Indemnities; b) any right of SDC to receive any amounts in excess of $300 million from Corning Buyer, under the Commercial Projection Indemnities; and c) all rights of SDC to receive any payment from Corning Buyer under the Volume Price Indemnity. Each of Corning Buyer and SDC will remain obligated to pay to the other any liabilities it may have to the other under the Commercial Projection Indemnities if and to the extent that such liabilities are less than or equal to (but not in excess of) $300 million. There will be no obligation (of Corning Buyer, CPM or any other entity) to pay SDC under the Volume Price Indemnity, and all amounts due under the Volume Price Indemnity will be paid by Corning Buyer to CPM. Capitalized terms used but not defined herein have the meanings ascribed to them in the Assignment Agreement.

The foregoing description of the Assignment Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the complete terms and conditions of such agreement which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Assignment Agreement, dated as of December 29, 2015, between Samsung Display Co., Ltd., Corning Incorporated, Corning Precision Materials Co., Ltd., and Corning Luxembourg S.àr.l., Corning Hungary Data Services Limited Liability Company, Corning Japan K.K., and Samsung Corning Advanced Glass LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

December 29, 2015	By:	/s/ Linda E. Jolly
Name: Linda E. Jolly
Title: Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Assignment Agreement, dated as of December 29, 2015, between Samsung Display Co., Ltd., Corning Incorporated, Corning Precision Materials Co., Ltd., and Corning Luxembourg S.àr.l., Corning Hungary Data Services Limited Liability Company, Corning Japan K.K., and Samsung Corning Advanced Glass LLC.